UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2016

NEXPOINT RESIDENTIAL TRUST, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36663 (Commission File Number)	47-1881359 (IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

NexPoint Residential Trust, Inc. (the “Company”) and certain of its subsidiaries entered into a $200,000,000 credit facility (the “Credit Facility”) with KeyBank National Association, as lender, effective as of June 6, 2016, which will in turn be assigned to the Federal Home Loan Mortgage Corporation (“Freddie Mac”). The Credit Facility is a full-term, interest-only facility and is expandable to $300,000,000 upon the satisfaction of certain conditions. The Credit Facility is guaranteed by NexPoint Residential Trust Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”). The initial term of the Credit Facility is 60 months, and the Company has one 12-month extension option. Interest accrues on the Credit Facility at an interest rate of 30-day LIBOR plus 220 bps. The Credit Facility contains flexible prepayment options that are consistent with the Company’s other floating rate indebtedness held by Freddie Mac.

As previously disclosed, the Operating Partnership entered into an interest rate swap transaction on May 13, 2016, with respect to $100,000,000 of the Credit Facility, effectively replacing the floating interest rate with respect to that amount with a fixed rate of 1.1055%. The interest rate swap has an effective date of July 1, 2016 and a termination date of June 1, 2021.

The following 11 properties in the Company’s portfolio have been cross-collateralized as security for the Credit Facility:

•	Toscana Apartments, Dallas, Texas
•	Cutter’s Point Apartments, Richardson, Texas
•	Silverbrook Apartments, Grand Prairie, Texas
•	Eagle Crest Apartments, Irving, Texas
•	Timberglen Apartments, Dallas, Texas
•	Arbors on Forest Ridge Apartments, Bedford, Texas
•	Beechwood Terrace Apartments, Nashville, Tennessee
•	Willow Grove Apartments, Nashville, Tennessee
•	Woodbridge Apartments, Nashville, Tennessee
•	Edgewater at Sandy Springs Apartments, Sandy Springs, Georgia
•	The Place at Vanderbilt Apartments, Fort Worth, Texas

The Company expects to draw $191,000,000 under the Credit Facility to replace the existing debt on the 11 properties above. The refinancing of this existing debt will not incur prepayment penalties. The refinancing of the 11 properties into the Credit Facility is expected to result in an annual reduction of interest expense of approximately $300,000, assuming current one-month LIBOR and excluding the impact of the interest rate swap.

Item 8.01. Other Events

On June 6, 2016, The Company sold Mandarin Reserve and Park at Regency (totaling 679 units combined) in Jacksonville, Florida to an unaffiliated third-party for approximately $47 million in gross sale proceeds. These properties were included in properties held for sale by the Company at March 31, 2016, and closing is scheduled for June 8, 2016. The Company expects to use the proceeds from the sale to refinance existing debt.

Cautionary Notice Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “scheduled” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding anticipated sales of properties, expected draws on the Credit Facility and the expected reduction of interest expense. They are not guarantees of future results and are subject to risks, uncertainties, assumptions and anticipated sales of properties that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review Form 10-K for the year ended December 31, 2015 for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive VP-Finance and Treasurer

Date: June 7, 2016